As filed with the Securities and Exchange Commission on September 10, 2018

Registration No. 333-226822

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 4

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIO Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3711	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Building 20, No. 56 AnTuo Road, Jiading District

Shanghai, 201804

People’s Republic of China

+86 21 6908 3306

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Will H. Cai, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	Allen Wang, Esq. Latham & Watkins 18th Floor, One Exchange Square 8 Connaught Place, Central Hong Kong +852-2912-2500

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum aggregate offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Class A ordinary shares, par value US$0.00025 per share(1)	184,000,000	US$8.25	US$1,518,000,000	US$188,991

(1)

American depositary shares issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-226822). Each American depositary share represents one Class A ordinary share.

(2)

Includes Class A ordinary shares that are issuable upon the exercise of the underwriters’ over-allotment option. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 is being filed solely for the purpose of filing exhibit 1.1 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 4 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 3 to the Registration Statement, filed on September 7, 2018. Accordingly, this Amendment No. 4 consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The post-offering amended and restated memorandum and articles of association that we expect to adopt and to become effective immediately prior to the completion of this offering provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements the form of which is filed as Exhibit 10.4 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide indemnification for us and our officers and directors for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration

Prime Hubs Limited	January 6, 2015	26,900,001 ordinary shares	US$6,725.0

Originalwish Limited	March 18, 2015	122,045,675 series A-1 preferred shares	US$122,045,675

Hillhouse NEV Holdings Limited	March 18, 2015	50,000,000 series A-2 preferred shares	US$50,000,000.0

Shunwei TMT II Limited	March 18, 2015	10,000,000 series A-2 preferred shares	US$10,000,000.0

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration

mobike Global Ltd.	March 18, 2015	26,454,325 series A-1 preferred shares	US$26,454,325.0

HCM VI Limited	March 18, 2015	1,500,000 series A-1 preferred shares	US$1,500,000.0
Shunwei Growth II Limited	March 18, 2015	20,000,000 series A-2 preferred shares	US$20,000,000.0

Energy Lee Limited	May 6, 2015	15,000,000 series A-1 preferred shares	US$15,000,000.0

Mount Putuo Investment Limited	May 6, 0215	30,000,000 series A-2 preferred shares	US$30,000,000.0

Smart Group Global Limited	June 23, 2015	20,000,000 series A-2 preferred shares	US$20,000,000.0

Sequoia Capital China GF HoldcoIII-A, Ltd.	September 12, 2015	18,157,895 series A-3 preferred shares	US$30,000,000.0

Joy Capital I, L.P.	September 12, 2015	6,052,536 series A-3 preferred shares	US$10,000,000.0

Padmasree Warrior	March 10, 2016	7,509,933 series A-3 preferred shares	US$12,407,911.3

Anderson Investments Pte. Ltd.	July 21, 2016	21,810,251 series B preferred shares	US$60,000,000.0

Hillhouse NEV Holdings Limited	July 21, 2016	3,635,042 series B preferred shares	US$10,000,000.0

Shunwei TMT II Limited	July 21, 2016	3,635,042 series B preferred shares	US$10,000,000.0

Shunwei Growth II Limited	July 21, 2016	7,270,083 series B preferred shares	US$20,000,000.0

Mount Putuo Investment Limited	July 21, 2016	10,905,125 series B preferred shares	US$30,000,000.0

SCC Growth IV Holdco A, Ltd.	July 21, 2016	3,635,042 series B preferred shares	US$10,000,000.0

Joy Capital I, L.P.	July 21, 2016	1,817,521 series B preferred shares	US$5,000,000.0

Bluestone Company Limited	July 21, 2016	10,905,125 series B preferred shares	US$30,000,000.0

Magic Stone Alternative Private Equity Fund, L.P.	July 21, 2016	10,905,125 series B preferred shares	US$30,000,000.0

TPG Growth III SF Pte. Ltd.	July 21, 2016	5,452,563 series B preferred shares	US$15,000,000.0

Ultimate Lenovo Limited	July 21, 2016	5,452,563 series B preferred shares	US$15,000,000.0

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration

Renaissance Era International Private Equity Fund I L.P.	July 21, 2016	1,817,521 series B preferred shares	US$5,000,000.0

Palace Investments Pte. Ltd.	July 21, 2016	1,817,521 series B preferred shares	US$5,000,000.0
Grandfield Investment Ltd.	July 21, 2016	5,816,067 series B preferred shares	US$16,000,000.0

IDG China Venture Capital Fund IV L.P.	August 19, 2016	1,611,232 series B preferred shares	US$4,432,500.0

IDG China IV Investors L.P.	August 19, 2016	206,289 series B preferred shares	US$567,500.0

Bright Sky II, L.P.	September 30, 2016	5,452,563 series B preferred shares	US$15,000,000.0

ORIENT HONTAI LIMITED	February 8, 2017	2,908,033 series B preferred shares	US$8,000,000.0

LONG WINNER INVESTMENT LIMITED	February 9, 2017	1,817,521 series B preferred shares	US$5,000,000.0

HH RSV-X Holdings Limited	February 9, 2017	7,997,092 series B preferred shares	US$22,000,000.0

Baidu Capital L.P.	March 24, 2017	25,740,026 series C preferred shares	US$100,000,000.0

West City Asia Limited	March 24, 2017	2,574,003 series C preferred shares	US$10,000,000.0

Haitong International Investment Holdings Limited.	March 24, 2017	2,574,003 series C preferred shares	US$10,000,000.0

Haixia NEV International Limited Partnership	March 24, 2017	5,148,005 series C preferred shares	US$20,000,000.0

New Margin Capital Hong Kong Co., Limited	March 24, 2017	2,574,003 series C preferred shares	US$10,000,000.0

Palace Investments Pte. Ltd.	March 24, 2017	1,287,001 series C preferred shares	US$5,000,000.0

Image Frame Investment (HK) Limited	March 24, 2017	25,740,026 series C preferred shares	US$100,000,000.0

Total Prestige Investment Limited	March 24, 2017	1,750,322 series C preferred shares	US$6,800,000.0

Zhide EV Investment Limited	March 24, 2017	2,574,003 series C preferred shares	US$10,000,000.0

Bright Sky II, L.P.	March 24, 2017	2,574,003 series C preferred shares	US$10,000,000.0

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration

TPG Growth III SF Pte. Ltd.	March 24, 2017	1,673,102 series C preferred shares	US$6,500,000.0

Bluestone Company Limited	March 24, 2017	7,722,008 series C preferred shares	US$30,000,000.0

CEG Smart Travel Co., Limited	March 24, 2017	2,923,844 series C preferred shares	US$11,359,369.2
IDG China Venture Capital Fund IV L.P.	March 24, 2017	228,185 series C preferred shares	US$886,500.0

IDG China IV Investors L.P.	March 24, 2017	29,215 series C preferred shares	US$113,500.0

CYBER TYCOON LIMITED	March 24, 2017	4,385,929 series C preferred shares	US$17,039,333.0

Honor Best International Limited	March 24, 2017	8,771,858 series C preferred shares	US$34,078,667.0

Tanzanite Gem Holdings Limited	March 24, 2017	15,444,016 series C preferred shares	US$60,000,000.0

Anderson Investments Pte. Ltd.	May 3, 2017	10,296,010 series C preferred shares	US$40,000,000.0

Ultimate Lenovo Limited	May 3, 2017	7,722,007 series C preferred shares	US$30,000,000.0

CYBER TYCOON LIMITED	May 3, 2017	676,276 series C preferred shares	US$2,627,333.0

Honor Best International Limited	May 3, 2017	1,352,553 series C preferred shares	US$5,254,667.0

CHAMPION ELITE GLOBAL LIMITED	May 3, 2017	257,400 series C preferred shares	US$1,000,000.0

CHINA INDUSTRIAL INTERNATIONAL TRUST ASSET MANAGEMENT COMPANY LIMITED	May 3, 2017	3,861,004 series C preferred shares	US$15,000,000.0

HF Holdings Limited	May 3, 2017	2,574,003 series C preferred shares	US$10,000,000.0

Tea Leaf Limited	May 3, 2017	7,979,408 series C preferred shares	US$31,000,000.0

BLISSFUL DAYS HOLDINGS LIMITED	July 6, 2017	1,029,601 series C preferred shares	US$4,000,000.0

Guangfa Xinde Capital Management Limited	July 6, 2017	1,300,000 series C preferred shares	US$5,050,500.0

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration

Bluefuture Fund L.P.	July 6, 2017	3,861,004 series C preferred shares	US$15,000,000.0

UBS AG, London Branch	July 6, 2017	5,148,005 series C preferred shares	US$20,000,000.0
KEEN EAGLE CAPITAL INVESTMENT LIMITED	July 6, 2017	2,574,003 series C preferred shares	US$10,000,000.0
China Oceanwide International Asset Management Limited	July 6, 2017	2,574,003 series C preferred shares	US$10,000,000.0

CMFHK Fortune 100 SPC	July 20, 2017	1,287,001 series C preferred shares	US$5,000,000.0

Image Frame Investment (HK) Limited	November 10, 2017	61,648,781 series D preferred shares	US$330,000,000.0

TPP Follow-on I Holding D Limited	November 10, 2017	3,736,290 series D preferred shares	US$20,000,000.0

LEAP PROSPECT LIMITED	November 10, 2017	29,890,318 series D preferred shares	US$160,000,000.0

Serenity WL Holdings Ltd.	November 10, 2017	5,604,435 series D preferred shares	US$30,000,000.0

SCOTTISH MORTGAGE INVESTMENT TRUST PLC	November 10, 2017	4,670,361 series D preferred shares	US$25,000,000.0

PACIFIC HORIZON INVESTMENT TRUST PLC	November 10, 2017	467,037 series D preferred shares	US$2,500,000.0

Myriad Opportunities Master Fund Limited	November 10, 2017	4,670,362 series D preferred shares	US$25,000,000.0

LONE SPRUCE, L.P.	November 10, 2017	134,506 series D preferred shares	US$720,000.0

Lone Cypress, LTD.	November 10, 2017	3,601,784 series D preferred shares	US$19,280,000.0

ULTRA RESULT HOLDINGS LIMITED	November 10, 2017	2,802,217 series D preferred shares	US$15,000,000.0

AL NAHDHA INVESTMENT LLC	November 10, 2017	2,120,345 series D preferred shares	US$11,350,000.0

Al Beed Group	November 10, 2017	467,036 series D preferred shares	US$2,500,000.0

Oldbridge Invest L.L.C.	November 10, 2017	28,022 series D preferred shares	US$150,000.0

AC Limited	November 10, 2017	1,868,145 series D preferred shares	US$10,000,000.0

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration

BEST CASTLE LIMITED	November 10, 2017	5,604,435 series D preferred shares	US$30,000,000.0
HUBEI SCIENCE & TECHNOLOGY INVESTMENT GROUP (HONG KONG) COMPANY LIMITED	November 10, 2017	5,604,435 series D preferred shares	US$30,000,000.0

WP NIO Investment Partnership, LP	November 10, 2017	3,736,290 series D preferred shares	US$20,000,000.0
Lezmenia Assets Limited	November 10, 2017	1,401,109 series D preferred shares	US$7,500,000.0

LAPATHIA HOLDINGS LIMITED	November 10, 2017	1,401,108 series D preferred shares	US$7,500,000.0

PV Vision Limited	November 10, 2017	6,538,507 series D preferred shares	US$35,000,000.0

Silver Ridge Fund I Limited Partnership	November 10, 2017	934,072 series D preferred shares	US$5,000,000.0

The Mabel Chan 2012 Family Trust	November 10, 2017	373,629 series D preferred shares	US$2,000,000.0

Magic Stone Special Opportunity Fund IV L.P.	November 10, 2017	597,806 series D preferred shares	US$3,200,000.0

Mega Treasure Investment Limited	November 10, 2017	1,120,887 series D preferred shares	US$6,000,000.0

Tanzanite Gem Holdings Limited	November 10, 2017	12,329,756 series D preferred shares	US$66,000,000.0

SCC Growth IV Holdco A, Ltd.	November 10, 2017	934,072 series D preferred shares	US$5,000,000.0

Joy Next Investment Management Limited	November 10, 2017	2,241,774 series D preferred shares	US$12,000,000.0

Anderson Investments Pte. Ltd.	November 10, 2017	9,340,724 series D preferred shares	US$50,000,000.0

HH DYU Holdings Limited	November 10, 2017	3,736,290 series D preferred shares	US$20,000,000.0

TPG Growth III SF Pte. Ltd.	November 10, 2017	1,214,294 series D preferred shares	US$6,500,000.0

Bluestone Company Limited	November 10, 2017	4,670,362 series D preferred shares	US$25,000,000.0

Bright Sky II, L.P.	November 10, 2017	4,670,362 series D preferred shares	US$25,000,000.0

Diamond Division Limited	November 10, 2017	523,081 series D preferred shares	US$2,800,000.0

WEST CITY ASIA LIMITED	November 10, 2017	653,851 series D preferred shares	US$3,500,000.0

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Haixia NEV International Limited Partnership	November 10, 2017	5,604,435 series D preferred shares	US$30,000,000.0

Palace Investments Pte. Ltd.	November 10, 2017	896,710 series D preferred shares	US$4,800,000.0
KEEN EAGLE CAPITAL INVESTMENT LIMITED	November 10, 2017	373,629 series D preferred shares	US$2,000,000.0

Caitong Funds SPC – New Technology Fund Segregated Portfolio	November 24, 2017	4,670,362 series D preferred shares	US$25,000,000.0

CICC Ehealthcare Investment Limited	November 24, 2017	2,802,217 series D preferred shares	US$15,000,000.0

CapThrone Investment Limited Partnership	November 24, 2017	1,868,145 series D preferred shares	US$10,000,000.0

HCM VI Limited	November 24, 2017	2,428,588 series D preferred shares	US$13,000,000.0

STAR AZURE INTERNATIONAL LIMITED	December 1, 2017	4,670,362 series D preferred shares	US$25,000,000.0

Oceanwide Sigma Limited	December 15, 2017	934,072 series D preferred shares	US$5,000,000.0

Directors, executive officers and employees and consultants of our company	August 1, 2018	29,692,274 ordinary Shares issued by exercising the vested options	Services to our company

Directors, executive officers and employees and consultants of our company	Various dates	Options to purchase 88,939,542 ordinary shares	Services to our company

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-10 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

NIO Inc.

Exhibit Index

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement

3.1**	Tenth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2**	Form of Eleventh Amended and Restated Memorandum and Articles of Association of the Registrant (effective immediately prior to the closing of this offering)

4.1**	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2**	Registrant’s Specimen Certificate for Ordinary Shares

4.3**	Form of Deposit Agreement, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder

4.4**	Shareholders Agreement between the Registrant and other parties thereto dated November 10, 2017

5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters

8.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2**	Opinion of Han Kun Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)

10.1**	2015 Share Incentive Plan

10.2**	2016 Share Incentive Plan

10.3**	2017 Share Incentive Plan

10.4**	2018 Share Incentive Plan

10.5**	Form of Indemnification Agreement between the Registrant and its directors and executive officers

10.6††**	English translation of Manufacture Cooperation Agreement between the registrant and Anhui Jianghuai Automobile Co., Ltd. dated May 23, 2016

10.7**	Form of Employment Agreement between the Registrant and its executive officers (Non-PRC citizens)

10.8**	Form of Employment Agreement between the Registrant and its executive officers (PRC citizens)

10.9**	Employment Agreement between the Registrant and Louis T. Hsieh dated September 25, 2017

10.10**	Employment Agreement and Severance Agreement between the Registrant and Padmasree Warrior dated November 23, 2015 and December 16, 2015, respectively

10.11**	English translation of Power of Attorney among shareholders of Shanghai Anbin, Shanghai Anbin and NIO Co., Ltd. dated April 19, 2018

10.12**	English translation of Loan Agreements among shareholders of Shanghai Anbin, Shanghai Anbin and NIO Co., Ltd. dated April 19, 2018

10.13**	English translation of Equity Interest Pledge Agreements among shareholders of Shanghai Anbin, Shanghai Anbin and NIO Co., Ltd. dated April 19, 2018

10.14**	English translation of Exclusive Business Cooperation Agreements among shareholders of Shanghai Anbin, Shanghai Anbin and NIO Co., Ltd. dated April 19, 2018

10.15**	English translation of Exclusive Option Agreements among shareholders of Shanghai Anbin, Shanghai Anbin and NIO Co., Ltd. dated April 19, 2018

Exhibit Number	Description of Document

10.16**	English translation of Power of Attorney among shareholders of Beijing NIO, Beijing NIO and NIO Co., Ltd. dated April 19, 2018

10.17**	English translation of Loan Agreements among shareholders of Beijing NIO, Beijing NIO and NIO Co., Ltd. dated April 19, 2018

10.18**	English translation of Equity Interest Pledge Agreements among shareholders of Beijing NIO, Beijing NIO and NIO Co., Ltd. dated April 19, 2018

10.19**	English translation of Exclusive Business Cooperation Agreements among shareholders of Beijing NIO, Beijing NIO and NIO Co., Ltd. dated April 19, 2018

10.20**	English translation of Exclusive Option Agreements among shareholders of Beijing NIO, Beijing NIO and NIO Co., Ltd. dated April 19, 2018

21.1**	Significant Subsidiaries of the Registrant

23.1**	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm

23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3**	Consent of Han Kun Law Offices (included in Exhibit 99.2)

23.4**	Consent of Denny Ting Bun Lee

23.5**	Consent of James Gordon Mitchell

24.1**	Powers of Attorney (included on signature page)

99.1**	Code of Business Conduct and Ethics of the Registrant

99.2**	Opinion of Han Kun Law Offices regarding certain PRC law matters

99.3**	Consent of Frost & Sullivan

*	To be filed by amendment.
**	Previously filed.
††

Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406 under the Securities Act and Division of Corporation Finance Staff Legal Bulletin No. 1. In accordance with Rule 406 and Staff Legal Bulletin No. 1, these confidential portions have been omitted and filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on September 10, 2018.

NIO INC.

By:	/s/ Bin Li
Name: Bin Li
Title: Chairman of the Board of Directors
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bin Li		September 10, 2018
Bin Li	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Louis T. Hsieh		September 10, 2018
Louis T. Hsieh	Chief Financial Officer (Principal Financial and Accounting Officer)

*		September 10, 2018
Lihong Qin	Director

*		September 10, 2018
Padmasree Warrior	Director

*		September 10, 2018
Tian Cheng	Director

*		September 10, 2018
Xiang Li	Director

*		September 10, 2018
Hai Wu	Director

*		September 10, 2018
Yaqin Zhang	Director

*		September 10, 2018
Xiangping Zhong	Director

*		September 10, 2018
Zhaohui Li	Director

*By:	/s/ Bin Li	September 10, 2018
Name: Bin Li
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of NIO Inc. has signed this registration statement or amendment thereto in Newark, Delaware on September 10, 2018.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director